Exhibit 99.1

Dear Shareholders of Gabriel Technologies Corporation (“Gabriel” or the “Company”):

From the Gabriel directors and management, we want to update you on some Gabriel financial, securities, and litigation matters and other significant developments.

1.       Prosecution of the Qualcomm Litigation:

A)       Update from 03/14/12 Letter to Shareholders – We reported to you on or about March 14, 2012 that we disagreed with the decisions of the Court on its Summary Judgment and Trade Secret Designation Orders, and that Gabriel is committed to appeal those decisions at the appropriate time.

B)       8/10/12 Qualcomm Summary Judgment Filing – On or about August 10, 2012, Defendants filed a Motion For Summary Judgment in our Qualcomm Litigation; this motion seeks the dismissal of Plaintiffs’ remaining claims against Qualcomm. We have opposed the motion, and it is scheduled to be heard on December 21, 2012. We believe that this Summary Judgment Motion is without merit, and we will aggressively defend against it.

C)       Qualcomm Litigation Update – Discovery on our remaining contract and inventorship claims is now complete, except for certain financial discovery as noted below. We have received over a million pages of discovery documents from Qualcomm. We have taken or defended approximately 40 depositions in this case, including approximately 25 depositions in the past 90 days. In August 2012, the Court granted Gabriel’s motion requiring Qualcomm to produce financial discovery regarding damages on our contract claims. In addition, both parties have filed motions with the court to limit or exclude expert testimony. In addition to our opposition to the Summary Judgment Motion, our lawyers are preparing for trial on our remaining contract and inventorship claims. A trial is expected to be set for some time in early 2013.

2.       Gabriel Historical Financial Statements:

A)       Prior Gabriel Financials - As indicated in my last two CEO Letters to Gabriel Shareholders, Gabriel has not filed certain required financial or other reports with the SEC, including historical financial statements, since 2006. The current Gabriel management and directors cannot verify the accuracy of financial statements of Gabriel filed prior to the April 2009 beginning tenure of the current Gabriel directorship and management.

B)       More Recent Gabriel Financials – Also as indicated in my last CEO Letter to Gabriel Shareholders, Gabriel had budgeted to complete and make public certain Gabriel unaudited financials. Although we do not have the financial capability to obtain an audit of our financials as required by the SEC, the goal of the Gabriel directors and management is to be as transparent as possible to our shareholders. To this end, Gabriel has engaged an outside accounting firm to help us prepare unaudited financial statements for 2009 – 2011, the only period for which it is feasible to deliver financials for Gabriel. Within approximately the next 30 days, or as soon thereafter as is possible, Gabriel intends to publish the condensed unaudited financials for the years 2009 – Q2-2012. We are currently attempting to confirm certain balance sheet information from 2008, so we have an accurate starting point for the 2009 balance sheet and income statement, and it is possible that our intended publication of the financials may be delayed.

1

3.       Action Against Select Former Gabriel Officers, Directors and Third Parties – My last CEO Letter to Gabriel Shareholders described an action against certain former Gabriel officers, directors, and certain third parties filed by Gabriel in 2008 at the direction of the former directors of Gabriel. This action has now been settled with all but a few of the defendants, which settlements in the aggregate have both: a) returned to the Gabriel Shareholders an additional few percentage points interest in the result, if any, in the Qualcomm litigation; and, b) provided some additional settlement funds to Gabriel. In addition, we are now scheduled for a Q1-2013 trial in the Nebraska courts on a related third party matter – in an attempt to obtain funds to which we believe Gabriel is legally entitled.

4.       Assignment of Interests in Possible Proceeds of Qualcomm Lawsuit – As indicated in my last three (3) CEO Letter to Gabriel shareholders, several years ago, in connection with certain loan transactions by Gabriel, and/or to pay Gabriel’s management, consultants and/or creditors, Gabriel began the practice of assigning to third parties percentage interests in a possible settlement amount or favorable judgment, if any, that may be obtained by Gabriel in its lawsuit against Qualcomm (the “Qualcomm Result % Interest Grants”). In my last Letter to Gabriel shareholders I noted that the Gabriel shareholders should be aware that: “we estimate that the total percentage interests in the possible proceeds from the Qualcomm lawsuit that previously have been committed by Gabriel, and that might be committed by Gabriel to third parties, etc. in the foreseeable future, will be not less than seventy-five percent (75%) and may be as much as ninety-five percent (95%). These interests of third parties in any proceeds from the Qualcomm lawsuit effectively reduce the amount of such proceeds, if any, that will be available to Gabriel and its shareholders. Of course, there can be no assurance that Gabriel will be able financially to continue to prosecute the Qualcomm lawsuit or, if so, that it will achieve a favorable outcome or receive any significant proceeds from that lawsuit.”

As noted above, we are now attempting to complete settlements in various Company lawsuits that could bring a limited additional percentage interest in the Qualcomm lawsuit to the Gabriel shareholders, or which could reduce the total outstanding shares of Gabriel stock. The completion of these settlements is not guaranteed. These settlements, if completed, would result in an approximate fifteen percent (15%) interest in the Qualcomm litigation result, if any, reverting to the Gabriel shareholders after all Qualcomm Result % Interest Grants are paid in full to all persons/entities to whom such Qualcomm Result % Interest Grants are due and owing. There is no guarantee, however, that the settlements referred to above will be finalized. In addition, a specified amount of the first of any Qualcomm litigation results received by Gabriel must be paid over to our secured lenders before there is any distribution of any remaining Qualcomm litigation results to the holders of the Qualcomm Results % Interest Grants or Gabriel shareholders.

2

5.       Final Statements From the CEO:

I continue to sincerely hope that you find the statements, actions, and achievements of the current Gabriel management and directors, as indicated above, demonstrate that our commitment to our shareholders is real and tangible.

We have had significant setbacks in our lawsuit vs. Qualcomm, but these setbacks have not altered the course we have charted in our lawsuit against Qualcomm - to see justice done, and to see the highest value of Gabriel brought to our shareholders.

Our commitments to recapture Gabriel shareholder value, and to do whatever reasonably can be done to prove our claims against Qualcomm, remain firm and constant. As I have repeatedly advised, in light of the risks and uncertainties of our Qualcomm litigation, no guarantees can be made as to the final success or failure of Gabriel. However, the Gabriel directors and management continue to be fully committed to see Gabriel, and our shareholders, through a decision, one way or another, in our claims against Qualcomm.

I will continue to advise you from time to time of important developments at Gabriel in the future.

Thank you.

Dated: September 10, 2012	/s/ George Tingo
George Tingo
President and Chief Executive Officer
Gabriel Technologies Corporation

3

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL’S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, RISKS RELATING TO GABRIEL’S ABILITY TO OBTAIN FUNDING TO PROSECUTE THE QUALCOMM LAWSUIT AND OTHER LITIGATION DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LAWSUIT AND OTHER LITIGATION. ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL. GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

4